EXHIBIT 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com	Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano Jr.
Nathan M. Edelstein**
Bruce M. Sattin***
Gregg E. Jaclin**
Robert P. Panzer

Of Counsel
Stephen Skillman
Linda R. Feinberg
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
Eric M. Stein**

Robert G. Stevens Jr.**
Michael D. Brottman**
Benjamin T. Branche*
Lindsey Moskowitz Medvin**
Mark A. Fisher
Tracey C. Hinson**
Robert L. Lakind***
Thomas J. Manzo**
Melissa A. Ruff
Jamie Yi Wang#
Bella Zaslavsky**
Blake J. Baron
Kathleen O’Brien

January 21, 2015 Ladies and Gentlemen:	+Certified Matrimonial Attorney ++Certified Civil and Criminal Trial Attorney *NJ & PA Bars **NJ & NY Bars ***NJ, NY & PA Bars #NY Bar †U.S. Patent & Trademark Office

You have requested our opinion, as counsel for OranjTek Co., a Delaware corporation (the “Company”), in connection with registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 2,000,000 of the Company’s common stock, par value $0.001 per share (the “Shares”), that are being offered for sale by the Company pursuant to certain subscription agreements substantially in the form attached as Exhibit 4.2 to the Registration Statement (the “Subscription Agreement”).

In order to render our opinion, we have examined the documents identified on Exhibit A attached hereto and incorporated herein and such other corporate documents, records and proceedings, minutes, consents, actions and resolutions as we determined to be appropriate (collectively, the “Documents”). In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In each instance we have relied upon the content of each of the Documents. In reliance thereon, and based upon our review of the foregoing, it is our opinion that when issued, the Shares registered by the Registration Statement will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Delaware. This opinion opines upon Delaware law including all applicable provisions of the Delaware General Corporate Law and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

January 21, 2015 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm

January 21, 2015 Page 3

Exhibit A

Documents Reviewed

a)	a copy of Articles of Incorporation of the Company filed with the Secretary of State of Delaware on September 17, 2013;

b)	a copy of the Company’s bylaws adopted on September 17, 2013;

c)	a Good Standing Certificate from the Secretary of State of the State of Delaware as of January 12, 2015;

d)	the Subscription Agreement;

e)	the unanimous written consent of the Board of Directors approving the preparation and filing of the Registration Statement dated January 13, 2015;

f)	the certificate of an officer of the Company dated January 13, 2015 (the “Officer’s Certificate”); and

g)	the Registration Statement and all exhibits thereto.